UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2005 (June 10, 2005)

BROCADE COMMUNICATIONS SYSTEMS, INC.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-25601 (Commission File Number)	77-0409517 (I.R.S. Employer Identification Number)

1745 Technology Drive
San Jose, CA 95110
(Address, including zip code, of principal executive offices)

(408) 333-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
Item 9.01 Financial Statements and Exhibits
EXHIBIT INDEX
EXHIBIT 99.1

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On June 10, 2005, Brocade Communications Systems, Inc. (the “Company”) received a written Staff Determination notice from the Nasdaq Stock Market stating the Company is not in compliance with Nasdaq’s Marketplace Rule 4310(c)(14) because the Registrant has not timely filed its Report on Form 10-Q for the fiscal quarter ended April 30, 2005. Therefore, the Company’s securities are subject to delisting. A copy of the press release issued on June 13, 2005 announcing the receipt of the notice is attached hereto as Exhibit 99.1.

The Company plans to appeal this determination and to request a hearing on such appeal. Requesting a hearing will stay the delisting until the hearing panel has rendered a decision. There can be no assurances that the hearing panel will grant the Company’s request for continued listing.

Item 9.01 Financial Statements and Exhibits

     (c) Exhibits

99.1	Press release dated June 13, 2005, announcing notification from the Nasdaq Stock Market.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROCADE COMMUNICATIONS SYSTEMS, INC.
Dated: June 13, 2005	By:	/s/ Antonio Canova
Antonio Canova
Chief Financial Officer and Vice President, Administration

EXHIBIT INDEX

Exhibit
No.	Description
99.1	Press release dated June 13, 2005, announcing notification from the Nasdaq Stock Market.